Exhibit 99.1

This Letter of Intent sets forth a summary of terms and conditions under which STAR ALLIANCE INTERNATIONAL CORP., a Nevada Corporation with offices at 5743 Corsa Avenue, Suite 218, Westlake Village, CA 91362, its successors and assigns, (collectively "STAR") will enter into a binding Letter of Intent with LNPR Group, Inc. with offices at 10 West Broadway, Suite 700, Salt Lake City, Utah 84101 to form a new subsidiary to be called Startech Solutions, Inc. (“STARTECH”) individually the (“Party”) and together the (“Parties”). The Parties agree that LNPR Group, Inc. is in the process of changing its name to AIEnglishOTG (“AIE”) and will be the operating company for the project envisioned and STARTECH the wholly owned subsidiary of STAR as the division holding company, the terms of which are set out below. The shareholders of AIE will be termed “Control Persons” and be represented by Mark Emerson ("Emerson")

1/. AIEnglishOTG

a/. AIE is a US based company.

b/. AIE’s business is developing Artificial Intelligence platforms teaching the English language.

c/. AIE has developed distribution systems in multiple countries across North, Central and South Asia, the Northern African Continent, the Middle East, and various regions of Latin America and Eastern Europe with activation of many more countries anticipated during 2023 and 2024.

d/. AIE expects to go live with its first product in October 2023.

2/. STAR ALLIANCE INTERNATIONAL, CORP.

a/. STAR is a publicly traded company that owns gold mines in California and Honduras.

b/. STAR has purchased technology that extracts gold from ore in an environmentally safe process that significantly speeds up the extraction process and the percentage of gold extracted from the ore.

c/. STAR has a professional and knowledgeable team managing its operations and growth.

3/. DEFINITIVE AGREEMENTS

During this due diligence period, AIE and its principals will not enter into any agreements without giving STAR the first right to close the transaction contemplated in this agreement. Star will have 30 days from notification to close. During this period AIE confirms that STAR holds the first right of refusal for any transaction.

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4/. GENERAL STRUCTURE

The general structure for this transaction is as follows:

a/. Star will invest $5 million for overhead, growth and support of the marketing programs. These funds will be invested over a period of time. Star through its wholly owned subsidiary will receive 51% of AIE.

In principle the terms will be based on the following structure and achieved milestones:

1.	The first tranche of investment will be a minimum of $250,000 no later than October 6, 2023

2.	Further tranches of funds will come in as soon as possible over the next six months with $2 million to be received within 90 days.

3.	Emerson will be the President of AIE and manage all day-to-day operations.

b/. In addition, the following terms will apply:

1/. Emerson will be appointed as one of the Board members of STARTECH.

2/. The budget and use of funds for AIE (Exhibit 1) will be approved by STARTECH.

3/. Emerson will have the opportunity to become a member of the Board of STAR after a one to three month, “getting to know each other”, period but will be invited to board meetings as a guest in the interim.

4/. Control Persons will receive 2,400,000 shares of Preferred stock with an issuance price of $0.50 cents that can be converted to common stock at five common shares of stock for each Preferred share of stock once the price of the common stock reaches at least $0.50 cents per share.

5/. Emerson will receive an employment contract and salary to be agreed. Emerson will have full day to day management control over AIE. It is agreed that AIE reserves the right with STAR to “roll out” AIE into a separate public company at the earliest opportunity that makes sense to Emerson and STAR, but such rollout will not be postponed beyond 12.31.2024 unless mutually agreed to by STAR and Emerson. The final terms will need to be agreed but proposed terms are set out below:

i/. a valuation would be placed on AIE that will be effective for up to two years from the signing of the purchase agreement.

ii/. Star will receive the amount of funds loaned to AIE with an interest payment of $250,000 every six months beginning 6.30.2024 for up to two years.

ii/. Star will receive 15% of the issued stock of the new public entity in the form of convertible stock that can be converted into one common share of stock for every preferred share of stock six months following the issuance or registered common stock at the time of the rollout. The final terms of the designation of the preferred to be agreed between the parties.

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5. ASSUMED LIABILITIES.

The Control Persons and Emerson will ensure that STAR or STARTECH will not have any liability towards any shareholder of AIE or its related public company or shareholders of that Company, in relation to this transaction and their resulting shareholdings following the closing of the transaction.

STAR will hereafter assume as of the contractual closing date the following: (i) liabilities and obligations arising in connection with the operations of AIE after the closing date, and (ii) liabilities and obligations arising after the closing date in connection with the performance by AIE of the contracts and agreements associated with the project.

6/. ASSUMED INCOME.

All income of AIE following closure will be consolidated into STARTECH and thereafter into STAR’s financial statements. It is understood that revenue of AIE will start in the first quarter of 2024.

7/. PRE-CLOSING COVENANTS.

The Parties will use their reasonable best efforts to obtain all necessary third-party and government and State consents, if any (including all certificates, permits and approvals required in connection with the project). Pending execution of this Letter Agreement, AIE will not (i) issue or agree to issue any additional shares of Common Stock or of any other voting security or any rights to acquire any such additional Common Stock or voting security, without first offering it to STAR, nor

(ii) authorize or consummate any sale of its IP assets other than in the ordinary course of business, without first offering those assets to STAR who would need to match any other offers.

8/. DUE DILIGENCE.

AIE and its principals agree to cooperate with STAR’s due diligence investigation of AIE, IP and business, and will provide STAR and its representatives with prompt and reasonable access to any books, records, contracts and other information pertaining to the IP or Business (the "Due Diligence Information"), as the case may be, and as necessary.

9/. CONFIDENTIALITY; NON-COMPETITION.

STAR will use the Due Diligence Information solely for the purpose of the due diligence investigation of the Business and IP of AIE. STAR, it’s affiliates, directors, officers, employees, advisors, and agents STAR’s "Representatives") will keep the Due Diligence Information strictly confidential. STAR will disclose the Due Diligence Information only to those Representatives of STAR who need to know such information for the purpose of consummating the transaction, forming STARTECH for the proposed project/s. STAR agrees to be responsible for any breach of this paragraph 6 by any of STAR’s Representatives. In the event the proposed transaction is not consummated, STAR will return to AIE any materials containing Due Diligence information or will certify in writing that all such materials or copies of such materials have been destroyed. STAR will not use any Due Diligence Information to compete with AIE in the event that the proposed transaction is not consummated. The provisions of this paragraph 6 will survive the termination of this letter agreement.

10.  NON-SOLICITATION OF EMPLOYEES OF THE BUSINESS.

Until the consummation of the proposed transaction, or if the parties do not consummate the transaction herein envisioned, STAR will not solicit or recruit the employees of AIE.

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11.  EXCLUSIVE DEALING.

Until September 15, 2023, AIE will not enter into any agreement, discussion, or negotiation with, or provide information to, or solicit, encourage, entertain or consider any inquiries or proposals from, any other corporation, entity or other person with respect to (a) the possible sale of IP or technology of AIE, or disposition of AIE overall, or

(b) any business combination involving AIE, whether by way of merger, consolidation, share exchange or other transaction.

12.  EXPENSES.

Each party will be responsible for their own costs and expenses associated with the transactions contemplated hereby, including, but not limited to, legal fees and costs, and the costs associated with obtaining shareholder, governmental and other third party approvals prior to closing.

13.  INDEMNIFICATION:

AIE represents and warrants that STAR will not incur any liability in connection with the proposed transaction as to any third party with whom AIE or its agents have had discussions regarding the disposition of AIE assets, and the Seller AIE agrees to indemnify, defend and hold harmless STAR, its officers, directors, stockholders, lenders and affiliates from any claims by or liabilities to such third parties, including any legal or other expenses incurred in connection with the defense of such claims. The covenants contained in this paragraph will survive the termination of this letter agreement.

14.  THIRD PARTIES.

This Letter Agreement is intended for the sole and exclusive benefit of the Parties hereto and their respective successors and control persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

15.  FORCE MAJEURE.

The Parties herein acknowledge that this Letter Agreement is being entered into during a time of global uncertainty caused by the COVID-19 pandemic. If the closing herein envisioned is interrupted or prevented, directly or indirectly, by matters beyond the control of the Parties including, but not limited to, floods, fires, further governmental acts or directives, strikes or labor strife, power or service outages, civil unrest, and/or further acts of God ("Force Majeure Event"), the Parties shall agree to postpone or suspend the running of time further governmental acts or directives, strikes or labor strife, power or service outages, civil unrest, and/or further acts of God ("Force Majeure Event"), the Parties shall agree to postpone or suspend the running of time for the closing hereunder only for as long as any such Force Majeure Event continues to withhold the Parties from duly closing the transactions herein envisioned.

16. PURCHASE AGREEMENT.

As part of the ‘closing’ herein described, each Party acknowledges that the Parties shall be bound to enter into final negotiations on the terminology to be included in the Definitive Agreements, as well as other necessary and customary representations and warranties.

17. ENTIRE AGREEMENT / DEFINITIVE AGREEMENT.

This Letter Agreement represents the current Agreement between the Parties hereto, supersedes all prior representations, negotiations, promises, understandings or agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and may not be modified or supplemented except by mutual agreement and signature between the Parties.

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In the event that the Parties draw a more definitive agreement to encompass the transactions herein envisioned, they may further delineate their duties and responsibilities as to any provisions, including but not limited to:

i.	any other related agreements containing relevant financial terms, for example, employment agreements or non-competition agreements,

ii.	Further representations and warranties

iii.	Obtaining employment and non-competition agreements with key employees;

18. GOVERNING LAW/JURISDICTION.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. The parties consent to the jurisdiction of the courts of Las Vegas, Nevada for the resolution of any dispute relating to this Letter Agreement.

Upon mutual execution of this letter, the Parties will proceed with the above directives for consummating this contemplated transaction in a timely manner.

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Accepted and Agreed as of 25 September, 2023.

STAR ALLIANCE INTERNATIONAL CORP.,

Name: Anthony L. Anish
Title: CFO

LNPR GROUP, INC., (AIEnglishOTG)

Name: Mark Emerson
Title: President

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